QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 23.2
CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

    We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Quidel Corporation 2001 Equity Incentive Plan and the Quidel Corporation 1983 Employee Stock Purchase Plan of our report dated May 14, 1999, with respect to the consolidated financial statements of Quidel Corporation included in its Form 10-K for the year ended December 31, 2000, filed with the Securities and Exchange Commission

/s/ Ernst & Young LLP
San Diego, California
August 13, 2001

QuickLinks

EXHIBIT 23.2 CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS